EXHIBIT 99.1







                                                            Financial Statements

                                                           Robbins & Myers, Inc.
                                                           Employee Savings Plan

                                          Years ended December 31, 1997 and 1996
                                             with Report of Independent Auditors

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                              Financial Statements


                     Years ended December 31, 1997 and 1996




                                TABLE OF CONTENTS

Report of Independent Auditors...............................................1

Audited Financial Statements

Statements of Assets Available for Plan Benefits ............................2
Statements of Changes in Assets Available for Plan Benefits .................3
Notes to Financial Statements................................................4

Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes..................12
Line 27d - Schedule of Reportable Transactions..............................13

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying financial statements of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) as of December 31, 1997 and 1996 and for the years then ended, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment for the year ended December 31, 1997 and reportable transactions for the year ended December 31, 1997, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



May 29, 1998

                                            Robbins & Myers, Inc.
                                            Employee Savings Plan

                               Statements of Assets Available for Plan Benefits


                                                                                      DECEMBER 31
                                                                                1997               1996
                                                                         --------------------------------------
ASSETS
Investments at fair value:
    Robbins & Myers, Inc. Common Stock                                         $ 12,729,103        $ 7,031,401
    Vanguard Wellington Fund                                                      4,632,182          3,701,946
    Vanguard Windsor Fund                                                         9,444,758          7,393,496
    VMMR Prime Portfolio                                                            578,929            661,137
    Vanguard Index Small Capitalization Portfolio                                 1,469,757          1,063,535
    Vanguard Windsor II                                                           2,290,683          2,024,951
    Vanguard Index 500 Portfolio                                                  1,692,100            649,267
    Vanguard U.S. Growth Fund                                                     2,279,650          1,674,801
    Vanguard International Growth Portfolio                                         435,105            285,061
    Vanguard VBIF Total Bond Market Fund                                            383,537            142,185
    Vanguard Investment Contract Trust                                            5,260,914          5,492,180
                                                                         --------------------------------------
Total investments                                                                41,196,718         30,119,960

Receivables:
    Employer contribution receivable                                                407,919            392,811
    Employee contribution receivable                                                216,153            187,912
    Loans receivable from participants                                            1,187,272            615,112
                                                                         --------------------------------------
Total receivables                                                                 1,811,344          1,195,835
                                                                         --------------------------------------
Assets available for plan benefits                                             $ 43,008,062       $ 31,315,795
                                                                         ======================================

See accompanying notes.



                                            Robbins & Myers, Inc.
                                            Employee Savings Plan

                         Statements of Changes in Assets Available for Plan Benefits


                                                                                YEARS ENDED DECEMBER 31
                                                                                1997               1996
                                                                         --------------------------------------
ADDITIONS
Contributions from employees                                                    $ 3,039,550        $ 2,731,442
Contributions from employer                                                       1,093,153          1,003,187
Dividend income--Robbins & Myers, Inc.
    Common Stock                                                                     63,428             47,197
Dividends and interest                                                            2,778,948          1,725,540
                                                                         --------------------------------------
Total additions                                                                   6,975,079          5,507,366

DEDUCTIONS
Withdrawals                                                                       1,615,333          2,448,177

Unrealized and realized appreciation
    in fair value of investments                                                  6,332,521          4,557,238
                                                                         --------------------------------------
Net additions                                                                    11,692,267          7,616,427

Assets available for plan benefits at
    beginning of year                                                            31,315,795         23,699,368
                                                                         --------------------------------------
Assets available for plan benefits at end of year                              $ 43,008,062       $ 31,315,795
                                                                         ======================================

See accompanying notes.


                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 1997

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting. All assets of the Plan are held by the trustee.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The units of the Vanguard Investment Contract Trust are valued at their contract value which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities represent the difference between the proceeds received and the average cost of securities sold. Unrealized appreciation (depreciation) on securities represents the difference between the current value and the cost of the investment and is reflected in the statement of changes in assets available for plan benefits as a part of unrealized and realized appreciation (depreciation) in fair value of investments.

MANAGEMENT'S USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)


2. DESCRIPTION OF PLAN

The Plan is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 40 percent of an employee's annual contribution and may elect to make up to an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:


        YEARS OF VESTING SERVICE         VESTING PERCENTAGE
-----------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)





3. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of net assets available for plan benefits is as follows:

                                                                          DECEMBER 31
                                                                     1997             1996
                                                              ------------------------------------

Robbins & Myers, Inc. Common Stock                                $ 12,729,103      $  7,031,401
Vanguard Wellington Fund                                             4,632,182         3,701,946
Vanguard Windsor Fund                                                9,444,758         7,393,496
Vanguard Windsor II                                                  2,290,683         2,024,951
Vanguard U.S. Growth Fund                                            2,279,650         1,674,801
Vanguard Investment Contract Trust                                   5,260,914         5,492,180



                                                       Robbins & Myers, Inc.
                                                      Employees Savings Plan

                                             Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY

The Plan provides that participants may direct their contributions and the Company's contributions to various types of investment
funds. The changes in   assets available for plan benefits of the various funds for the year ended  December 31, 1997 are summarized in the following tables:

                                                                                  YEAR ENDED DECEMBER 31, 1997
                                                       ----------------------------------------------------------------------------
                                                                   ROBBINS &
                                                                  MYERS, INC.        VANGUARD           VANGUARD          VMMR
                                                                    COMMON          WELLINGTON          WINDSOR           PRIME
                                                                     STOCK             FUND               FUND          PORTFOLIO
                                                       ----------------------------------------------------------------------------
ADDITIONS
Contributions from employees                                       $ 640,405         $ 538,788          $ 828,381        $ 24,035
Contributions from employer                                        1,093,153                 -                  -               -
Dividend income--
    Robbins & Myers, Inc. Common Stock                                63,428                 -                  -               -
Dividends and interest                                                     -           395,231          1,503,847          32,531
Transfers in                                                               -                 -             52,465               -
                                                       ----------------------------------------------------------------------------
Total additions                                                    1,796,986           934,019          2,384,693          56,566

DEDUCTIONS
Withdrawals                                                          512,277           330,343            471,363          78,508
Transfers out                                                         65,635           144,786                  -          36,420
                                                       ----------------------------------------------------------------------------
Total deductions                                                     577,912           475,129            471,363         114,928

Unrealized and realized appreciation
    in fair value of investments                                   4,499,268           473,775            149,887               -
                                                       ----------------------------------------------------------------------------
Net additions                                                      5,718,342           932,665          2,063,217         (58,362)

Assets available for plan
    benefits at beginning of year                                  7,450,195         3,733,578          7,445,493         661,153

Assets available for plan                              ============================================================================
    benefits at end of year                                     $ 13,168,537       $ 4,666,243        $ 9,508,710       $ 602,791
                                                       ============================================================================



                                                                     YEAR ENDED DECEMBER 31, 1997
                                                       ----------------------------------------------------------
                                                               VANGUARD
                                                             INDEX SMALL                               VANGUARD
                                                            CAPITALIZATION          VANGUARD           INDEX 500
                                                               PORTFOLIO           WINDSOR II          PORTFOLIO
                                                       ----------------------------------------------------------
ADDITIONS
Contributions from employees                                    $ 175,298               $ 23           $ 426,935
Contributions from employer                                             -                  -                   -
Dividend income--
    Robbins & Myers, Inc. Common Stock                                  -                  -                   -
Dividends and interest                                             81,536            211,819              31,235
Transfers in                                                       20,875                  -             440,208
                                                       ----------------------------------------------------------
Total additions                                                   277,709            211,842             898,378

DEDUCTIONS
Withdrawals                                                        62,327            240,232             144,209
Transfers out                                                           -            100,953                   -
                                                       ----------------------------------------------------------
Total deductions                                                   62,327            341,185             144,209

Unrealized and realized appreciation
    in fair value of investments                                  182,554            395,057             278,800
                                                       ----------------------------------------------------------
Net additions                                                     397,936            265,714           1,032,969

Assets available for plan
    benefits at beginning of year                               1,072,891          2,024,969             671,313

Assets available for plan                              ==========================================================
    benefits at end of year                                   $ 1,470,827        $ 2,290,683         $ 1,704,282
                                                       ==========================================================






                             Robbins & Myers, Inc.
                             Employees Savings Plan

                   Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)




                                                                      YEAR ENDED DECEMBER 31, 1997
                                                       ----------------------------------------------------------
                                                              VANGUARD                                   VANGUARD
                                                             INVESTMENT            VANGUARD           INTERNATIONAL
                                                              CONTRACT            U.S. GROWTH             GROWTH
                                                                TRUST                FUND               PORTFOLIO
                                                       ----------------------------------------------------------
ADDITIONS
Contributions from employees                                 $ 270,859             $ 315,201            $ 140,191
Contributions from employer                                          -                     -                    -
Dividend income--
    Robbins & Myers, Inc. Common Stock                               -                     -                    -
Dividends and interest                                         318,102                88,713               18,656
Transfers in                                                         -                     -               37,518
                                                       ----------------------------------------------------------
Total additions                                                588,961               403,914              196,365

DEDUCTIONS
Withdrawals                                                    504,889               113,165               33,394
Transfers out                                                  314,348                43,987                    -
                                                       ----------------------------------------------------------
Total deductions                                               819,237               157,152               33,394

Unrealized and realized appreciation
    in fair value of investments                                     -               358,854              (11,964)
                                                       ----------------------------------------------------------
Net (deductions) additions                                    (230,276)              605,616              151,007

Assets available for plan
    benefits at beginning of year                            5,506,608             1,693,938              292,773
Assets available for plan
    benefits at end of year                            ==========================================================
                                                           $ 5,276,332           $ 2,299,554            $ 443,780
                                                       ==========================================================




                                                                       YEAR ENDED DECEMBER 31, 1997
                                                       ------------------------------------------------------------

                                                                VBIF
                                                             TOTAL BOND           PARTICIPANT
                                                               MARKET                LOANS                 TOTAL
                                                       ------------------------------------------------------------
ADDITIONS
Contributions from employees                                   $ 90,410           $ (410,976)          $ 3,039,550
Contributions from employer                                           -                    -             1,093,153
Dividend income--
    Robbins & Myers, Inc. Common Stock                                -                    -                63,428
Dividends and interest                                           13,614               83,664             2,778,948
Transfers in                                                    155,063                    -               706,129
                                                       ------------------------------------------------------------
Total additions                                                 259,087             (327,312)            7,681,208

DEDUCTIONS
Withdrawals                                                      24,097             (899,471)            1,615,333
Transfers out                                                         -                    -               706,129
                                                       ------------------------------------------------------------
Total deductions                                                 24,097             (899,471)            2,321,462

Unrealized and realized appreciation
    in fair value of investments                                  6,290                    -             6,332,521
                                                       ------------------------------------------------------------
Net (deductions) additions                                      241,280              572,159            11,692,267

Assets available for plan
    benefits at beginning of year                               147,772              615,112            31,315,795
Assets available for plan
    benefits at end of year                            ============================================================
                                                              $ 389,052          $ 1,187,271          $ 43,008,062
                                                       ============================================================


                            Robbins & Myers, Inc.
                            Employees Savings Plan

                        Notes to Financial Statements
                                 (continued)


4. INVESTMENT FUND ACTIVITY (CONTINUED)




                                                                            YEAR ENDED DECEMBER 31, 1996
                                                    ------------------------------------------------------------------------------
                                                                ROBBINS &
                                                                MYERS, INC.        VANGUARD          VANGUARD             VMMR
                                                                 COMMON           WELLINGTON         WINDSOR              PRIME
                                                                 STOCK               FUND              FUND             PORTFOLIO
                                                    ------------------------------------------------------------------------------
ADDITIONS
Contributions from employees                                    $ 311,570         $ 525,623          $ 752,583             $ 138
Contributions from employer                                     1,003,187                 -                  -                 -
Dividend income--
    Robbins & Myers, Inc. Common Stock                             47,197                 -                  -                 -
Dividends and interest                                                  -           285,417            706,247            34,770
Transfers in                                                      103,735                 -                  -                 -
                                                    ------------------------------------------------------------------------------
Total additions                                                 1,465,689           811,040          1,458,830            34,908

DEDUCTIONS
Withdrawals                                                       396,279           372,753            527,439           100,390
Administrative expenses                                                 -                 -                  -                 -
Transfers out                                                           -           131,053            682,489           103,862
                                                    ------------------------------------------------------------------------------
Total deductions                                                  396,279           503,806          1,209,928           204,252

Unrealized and realized appreciation
    in fair value of investments                                2,830,485           223,059            831,691                 -
                                                    ------------------------------------------------------------------------------
Net additions                                                   3,899,895           530,293          1,080,593          (169,344)

Assets available for plan
    benefits at beginning of year                               3,550,300         3,203,285          6,364,900           830,497

Assets available for plan                           ==============================================================================
    benefits at end of year                                   $ 7,450,195       $ 3,733,578        $ 7,445,493         $ 661,153
                                                    ==============================================================================



                                                                            YEAR ENDED DECEMBER 31, 1996
                                                     ------------------------------------------------------------
                                                                VANGUARD
                                                               INDEX SMALL                             VANGUARD
                                                             CAPITALIZATION         VANGUARD           INDEX 500
                                                                PORTFOLIO          WINDSOR II          PORTFOLIO
                                                     ------------------------------------------------------------
ADDITIONS
Contributions from employees                                     $ 148,346          $ 36,781           $ 331,244
Contributions from employer                                              -                 -                   -
Dividend income--
    Robbins & Myers, Inc. Common Stock                                   -                 -                   -
Dividends and interest                                              85,222           144,984              10,986
Transfers in                                                             -                 -             253,482
                                                     ------------------------------------------------------------
Total additions                                                    233,568           181,765             595,712

DEDUCTIONS
Withdrawals                                                         73,183           218,832              13,657
Administrative expenses                                              2,781                 -                   -
Transfers out                                                       56,261           213,631                   -
                                                     ------------------------------------------------------------
Total deductions                                                   132,225           432,463              13,657

Unrealized and realized appreciation
    in fair value of investments                                    75,738           298,567              61,609
                                                     ------------------------------------------------------------
Net additions                                                      177,081            47,869             643,664

Assets available for plan
    benefits at beginning of year                                  895,810         1,977,100              27,649

Assets available for plan                            ============================================================
    benefits at end of year                                    $ 1,072,891       $ 2,024,969           $ 671,313
                                                     ============================================================




                             Robbins & Myers, Inc.
                             Employees Savings Plan

                   Notes to Financial Statements (continued)



4. INVESTMENT FUND ACTIVITY (CONTINUED)




                                                                                  YEAR ENDED DECEMBER 31, 1996
                                                        ----------------------------------------------------------------------------
                                                               VANGUARD                                VANGUARD
                                                              INVESTMENT           VANGUARD         INTERNATIONAL         VBIF
                                                               CONTRACT          U.S. GROWTH           GROWTH          TOTAL BOND
                                                                 TRUST               FUND             PORTFOLIO          MARKET
                                                        ----------------------------------------------------------------------------
ADDITIONS
Contributions from employees                                    $ 191,938          $ 194,884           $ 145,553        $ 92,782
Contributions from employer                                             -                  -                   -               -
Dividend income--
    Robbins & Myers, Inc. Common Stock                                  -                  -                   -               -
Dividends and interest                                            219,993            124,779              12,275           4,662
Transfers in                                                    2,477,019                  -             133,430          46,422
                                                        ----------------------------------------------------------------------------
Total additions                                                 2,888,950            319,663             291,258         143,866

DEDUCTIONS
Withdrawals                                                       324,937            228,091              13,406           2,485
Administrative expenses                                                 -                  -                   -               -
Transfers out                                                           -            138,323                   -               -
                                                        ----------------------------------------------------------------------------
Total deductions                                                  324,937            366,414              13,406           2,485

Unrealized and realized appreciation
    in fair value of investments                                        -            226,943               8,461             685
                                                        ----------------------------------------------------------------------------
Net (deductions) additions                                      2,564,013            180,192             286,313         142,066

Assets available for plan
    benefits at beginning of year                               2,942,595          1,513,746               6,460           5,706

Assets available for plan                               ============================================================================
    benefits at end of year                                   $ 5,506,608        $ 1,693,938           $ 292,773       $ 147,772
                                                        ============================================================================



                                                                     YEAR ENDED DECEMBER 31, 1996
                                                        ------------------------------------------------------
                                                              T. ROWE
                                                                PRICE
                                                            STABLE VALUE      PARTICIPANT
                                                                FUND             LOANS              TOTAL
                                                        ------------------------------------------------------
ADDITIONS
Contributions from employees                                 $         -        $       -         $ 2,731,442
Contributions from employer                                            -                -           1,003,187
Dividend income--
    Robbins & Myers, Inc. Common Stock                                 -                -              47,197
Dividends and interest                                            50,070           46,135           1,725,540
Transfers in                                                           -          483,890           3,497,978
                                                        ------------------------------------------------------
Total additions                                                   50,070          530,025           9,005,344

DEDUCTIONS
Withdrawals                                                      166,467            7,477           2,445,396
Administrative expenses                                                -                -               2,781
Transfers out                                                  1,884,047          288,312           3,497,978
                                                        ------------------------------------------------------
Total deductions                                               2,050,514          295,789           5,946,155

Unrealized and realized appreciation
    in fair value of investments                                       -                -           4,557,238
                                                        ------------------------------------------------------
Net (deductions) additions                                    (2,000,444)         234,236           7,616,427

Assets available for plan
    benefits at beginning of year                              2,000,444          380,876          23,699,368

Assets available for plan                               ======================================================
    benefits at end of year                                  $         -        $ 615,112        $ 31,315,795
                                                        ======================================================


                              Robbins & Myers, Inc.
                             Employees Savings Plan

                    Notes to Financial Statements (continued)



5. INCOME TAX STATUS

The Internal Revenue Service ruled on November 4, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Corporate Benefits Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

6. TRANSACTIONS WITH PARTIES-IN-INTEREST

As of December 31, 1997, the Plan held 321,199 shares of Robbins & Myers, Inc. common stock in a company stock fund. During 1997, approximately 105,000 shares were purchased at a cost of $3,418,924.

7. YEAR 2000 ISSUE (UNAUDITED)

The plan sponsor has developed a plan to modify its internal information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The project also includes determining whether third-party service providers have reasonable plans in place to become Year 2000 compliant. The plan sponsor currently expects the project to be substantially complete by early 1999. The plan sponsor does not expect this project to have a significant effect on plan operations.

                             SUPPLEMENTAL SCHEDULES

                             Robbins & Myers, Inc.
                             Employee Savings Plan

           Line 27a - Schedule of Assets Held for Investment Purposes
                               EIN 31-0424220-011


                               December 31, 1997


                                                                SHARES/                               CURRENT
        DESCRIPTION OF INVESTMENT                                UNITS               COST              VALUE
---------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. Common Stock Fund                         321,199         $ 6,576,436       $ 12,729,103
Vanguard Wellington Fund                                        157,290           3,714,251          4,632,182
Vanguard Windsor Fund                                           556,228           8,755,332          9,444,758
VMMR Prime Portfolio                                            578,929             578,929            578,929
Vanguard Index Small Capitalization
    Portfolio                                                    61,885           1,179,325          1,469,757
Vanguard Windsor II                                              80,038           1,535,268          2,290,683
Vanguard Index 500 Portfolio                                     18,787           1,422,490          1,692,100
Vanguard U.S. Growth Fund                                        79,430           1,783,248          2,279,650
VBIF Total Bond Market Fund                                      38,012             377,420            383,537
Vanguard Investment Contract Trust                            5,260,914           5,260,914          5,260,914
Vanguard International Growth Portfolio                          26,547             443,067            435,105
                                                                          =====================================
                                                                               $ 31,626,680       $ 41,196,718
                                                                          =====================================


                             Robbins & Myers, Inc.
                             Employee Savings Plan

           Line 27a - Schedule of Assets Held for Investment Purposes
                               EIN 31-0424220-011


                               December 31, 1997






                               DESCRIPTION               NUMBER                         NUMBER
         IDENTITY OF                OF                     OF              PURCHASE       OF               SELLING
        PARTY INVOLVED           ASSETS                 PURCHASES           PRICE       SALES               PRICE
-----------------------------------------------------------------------------------------------------------------------

CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers, Inc.
     Common Stock            Shares                       113           $ 3,418,924        -          $           -
Robbins & Myers, Inc.
     Common Stock            Shares                        -                      -      135              2,217,106
Vanguard Windsor             Participating
     Fund                        Units                    80              3,468,069        -                      -
Vanguard Windsor             Participating
     Fund                        Units                     -                      -      109              1,566,694
Vanguard Investment          Participating
     Contract Trust              Units                    86              1,073,042        -                      -
Vanguard Investment          Participating
     Contract Trust              Units                     -                      -       95              1,304,308
Vanguard Index 500           Participating
     Portfolio                   Units                    88              1,371,439        -                      -
Vanguard Index 500           Participating
     Portfolio                   Units                     -                      -       69                607,407



                                                                                                   NET
         IDENTITY OF                      HISTORICAL                  CURRENT                     GAIN
        PARTY INVOLVED                       COST                      VALUE                     (LOSS)
-------------------------------------------------------------------------------------------------------

CATEGORY (III)--A
SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT OF PLAN ASSETS
Robbins & Myers, Inc.
     Common Stock                         $       -               $  3,418,924             $         -
Robbins & Myers, Inc.
     Common Stock                         1,500,227                  2,217,106                 716,879
Vanguard Windsor
     Fund                                         -                  3,468,069                       -
Vanguard Windsor
     Fund                                 1,392,660                  1,566,694                 174,033
Vanguard Investment
     Contract Trust                               -                  1,073,042                       -
Vanguard Investment
     Contract Trust                       1,304,308                  1,304,308                       -
Vanguard Index 500
     Portfolio                                    -                  1,371,439                       -
Vanguard Index 500
     Portfolio                              539,216                    607,407                  68,191






There were no category (i), (ii), or (iv) reportable transactions for the year.


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